UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The Board of Directors of Xtant Medical Holdings, Inc. (the “Company”) established Wednesday, August 1, 2018 as the date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The exact time and location of the 2018 Annual Meeting will be specified in the Company’s proxy statement for the 2018 Annual Meeting.

Pursuant to the Company’s Second Amended and Restated Bylaws, written notice from a stockholder interested in nominating a candidate for election as a director of the Company at the 2018 Annual Meeting or bringing other business before the 2018 Annual Meeting must be received at the Company’s principal executive offices at 664 Cruiser Lane, Belgrade, Montana, 59714, by no later than 5:00 p.m., Mountain time, on May 28, 2018. Any such written notice must be directed to the attention of the Company’s Corporate Secretary and must comply with all other applicable requirements of the Company’s Second Amended and Restated Bylaws. Any such notice received after May 28, 2018 will be considered untimely and not properly brought before the 2018 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Carl D. O’Connell
Carl D. O’Connell
Chief Executive Officer

Dated: May 18, 2018